Exhibit 99.1

Kimball Hill, Inc. Reports Fiscal Year 2006 Results and the Amendment of its $500 Million Senior
Unsecured Revolving Credit Facility

ROLLING MEADOWS, ILLINOIS, December 18 — Kimball Hill, Inc. (“Kimball Hill”) (bond ticker: KIMHIL) today announced financial results for the fiscal year ended September 30, 2006 and the amended terms of its $500 million senior unsecured credit facility.

Financial Results

Kimball Hill’s total homebuilding revenues for the fiscal year ended September 30, 2006 were $1,163.8 million, an increase of $17.2 million, or 1.5% from the fiscal year ended September 30, 2005. Kimball Hill delivered 4,079 homes during the fiscal year ended September 30, 2006, compared with 3,881 homes during the fiscal year ended September 30, 2005. The average sales price of homes delivered during fiscal year 2006 was $277 thousand, a 3.1% decrease from the average sales price of homes delivered during fiscal year 2005.

Total gross homebuilding profit margin decreased to 16.4% for the fiscal year ended September 30, 2006, compared to 24.8% for the fiscal year ended September 30, 2005. Included in gross homebuilding profit for fiscal year 2006 are $25.8 million of inventory valuation charges and $8.3 million of costs related to the abandonment of projects and write-off of deposits on cancelled land option contracts. Net earnings were $41.8 million for the fiscal year ended September 30, 2006 compared to $86.8 million for the fiscal year ended September 30, 2005.

Amendment of $500 Million Senior Unsecured Revolving Credit Facility

On December 15, 2006, Kimball Hill amended the following covenants in its $500 million senior unsecured revolving credit facility. The covenant requiring Kimball Hill to maintain a minimum tangible net worth of at least $225 million plus 50% of positive net income earned subsequent to September 30, 2005 has been amended to require Kimball Hill to maintain a minimum tangible net worth of at least $300 million plus 50% of positive net income earned subsequent to September 30, 2006. The covenant requiring Kimball Hill to maintain a ratio of total liabilities to adjusted tangible net worth not to exceed 2.5x has been modified to require the ratio not to exceed 2.0x (decreasing to 1.75x as of June 30, 2007 and increasing to 2.5x as of December 31, 2008). The covenant requiring Kimball Hill to maintain a ratio of total debt to adjusted tangible net worth not to exceed 2.0x (decreasing to 1.75x as of March 31, 2007) has been modified to require the ratio not to exceed 1.5x. A covenant requiring Kimball Hill to maintain a ratio of total land (including undeveloped land, land under development and finished lots on which home construction has yet to begin) to adjusted tangible net worth not to exceed 1.5x has been added. The covenant requiring Kimball Hill to maintain an interest coverage ratio of no less than 2.25x has been modified to require an interest coverage ratio of no less than 1.75x (decreasing to 1.5x through March 31, 2007, decreasing to 1.4x through June 30, 2007, decreasing to 1.35x through September 30, 2007, increasing to 1.5x through December 31, 2007, increasing to 1.75x through March 31, 2008 and then increasing to 2.25x through the remaining term of the facility). For purposes of these tests, adjusted tangible net worth is benefited by adjustments of 50% of Kimball Hill’s outstanding senior subordinated debt (up to a maximum $100 million adjustment) and 100% of minority interests in consolidated entities (up to a maximum $50 million adjustment).

Conference Call

Kimball Hill will hold a conference call Tuesday, December 19, 2006 at 10:00 a.m. Central Time. The dial-in number is 888-889-1956. Participants may call in beginning at 9:45 a.m. Central Time. The call will be recorded and available for replay from 1:00 p.m. Central Time on December 19, 2006 to 5:00 p.m. Central Time on January 19, 2007. The dial-in number for the replay is 888-363-1809.

About Kimball Hill

Kimball Hill is one of the nation’s largest privately-owned homebuilders as measured by home deliveries and revenues. Kimball Hill designs, builds and markets single-family detached, single-family attached and multi-family homes. Since its founding in 1969, Kimball Hill has delivered over 44,000 homes to a broad range of customers, including first-time buyers and first- and second-time move-up buyers. Kimball Hill has grown its business organically and now operates within 17 markets across nine states located in five regions: Florida, the Midwest, Nevada, the Pacific Coast and Texas.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Kimball Hill’s management and are subject to substantial risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Kimball Hill’s business is subject to a number of risks and uncertainties, including those disclosed in Kimball Hill’s prospectus dated May 4, 2006, which is part of Kimball Hill’s registration statement on Form S-4, as amended, under the heading entitled “Risk factors.” Kimball Hill undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Web site: http://www.kimballhillhomes.com/

Kimball Hill, Inc. and Subsidiaries

Consolidated Statements of Operations

For the years ended September 30, 2006 and 2005 (in thousands)	2006	2005
HOMEBUILDING:
Revenues:
Sales of residential units and land	$1,160,680	$1,143,671
Rental and other income	3,164	2,970
Total homebuilding revenues	1,163,844	1,146,641
Expenses:
Cost of sales of residential units and land	973,203	862,646
General and administrative	70,007	94,013
Sales and marketing	60,121	50,551
Depreciation	751	756
Total homebuilding expenses	1,104,082	1,007,966
Equity in income of unconsolidated joint ventures	2,215	3,282
Minority interests in net earnings of consolidated partnerships	(290)	(6,152)
Homebuilding earnings before income taxes	61,687	135,805
MORTGAGE BANKING:
Revenues:
Gain on sales of mortgage loans	8,188	6,496
Interest income	34	61
Total mortgage banking revenues	8,222	6,557
Expenses:
General and administrative	4,490	4,681
Interest expense	7	34
Depreciation	92	124
Total mortgage banking expenses	4,589	4,839
Mortgage banking earnings before income taxes	3,633	1,718
EARNINGS BEFORE INCOME TAXES	65,320	137,523
PROVISION FOR INCOME TAXES	23,516	50,689
NET EARNINGS	$41,804	$86,834

Kimball Hill, Inc. and Subsidiaries

Consolidated Balance Sheets

As of September 30, 2006 and 2005 (in thousands, except shares)	2006	2005
Assets
HOMEBUILDING:
Cash and cash equivalents	$16,042	$16,763
Receivables	35,323	22,879
Inventory	899,297	808,778
Inventory not owned	37,821	46,721
Deferred expenses and other assets	19,229	11,207
Investments in and advances to unconsolidated entities	48,238	37,033
Deferred income taxes	14,133	13,541
Property and equipment, net of accumulated depreciation	10,635	5,185
	1,080,718	962,107
MORTGAGE BANKING:
Cash and cash equivalents	2,623	4,697
Trade accounts receivable	2,319	1,586
Mortgage loans held for sale	5,663	1,785
Property and equipment, net of accumulated depreciation	254	320
	10,859	8,388
TOTAL ASSETS	$1,091,577	$970,495
Liabilities and equity
HOMEBUILDING:
Accounts payable and accrued expenses	$106,779	$94,370
Deposits on sales of residential units	6,333	14,008
Liabilities related to inventory not owned	5,015	10,402
Income taxes payable	3,702	15,368
Notes payable	500,208	473,225
	622,037	607,373
MORTGAGE BANKING:
Accounts payable and accrued expenses	927	914
Other liabilities	196	234
Notes payable for mortgage loans		186
	1,123	1,334
Total liabilities	623,160	608,707

MINORITY INTEREST IN CONSOLIDATED PARTNERSHIPS	43,244	45,495
MINORITY INTEREST IN INVENTORY NOT OWNED	31,721	31,721

REDEEMABLE EQUITY:
Redeemable common stock, no par value; shares outstanding: 228,002 and 298,000 at September 30, 2006 and 2005	26,334	33,763

SHAREHOLDERS’ EQUITY:
Common stock, no par value; 10,000,000 shares authorized; shares outstanding: 4,316,878 and 3,578,486 at September 30, 2006 and 2005	85,592	20,216
Retained earnings	281,526	230,593
Total shareholders’ equity	367,118	250,809
TOTAL LIABILITIES AND EQUITY	$1,091,577	$970,495

Other Consolidated Financial Data

For the years ended September 30, 2006 and 2005 (in thousands)	2006	2005
Interest expense in cost of sales	$32,899	$27,696
Interest expense in mortgage banking operations	$7	$34
Interest incurred	$52,239	$38,255

Kimball Hill, Inc. and Subsidiaries

Supplemental Data For Reportable Homebuilding Segments(1)

Fiscal Year Ended September 30 (Dollars in thousands)	Average sales price of homes delivered	Homes delivered	Net new home orders(2)	Backlog (units) at year end(3)	Backlog (contract value) at year end(3)
2006
Florida	$250	450	259	73	$24,000
Midwest	362	698	602	159	57,000
Nevada	393	435	368	45	17,318
Pacific Coast	448	647	443	80	35,953
Texas	165	1,849	1,695	401	76,283
Total	$277	4,079	3,367	758	$210,554
2005
Florida	$237	493	337	264	$60,990
Midwest	378	730	599	255	95,366
Nevada	353	445	353	112	45,272
Pacific Coast	401	814	866	284	132,644
Texas	167	1,399	1,548	555	89,234
Total	$286	3,881	3,703	1,470	$423,506

(1)      The five reportable homebuilding segments include operations in the following geographic regions:

Florida

Midwest: Illinois, Ohio, and Wisconsin

Nevada

Pacific Coast: California, Oregon, and Washington

Texas

(2)      Net new home orders represent the number of new sales contracts executed with customers, net of sales contract cancellations.

(3)      Backlog represents homes under sales contracts but not yet delivered at the end of the period.

Kimball Hill, Inc. and Subsidiaries

Supplemental Financial Data For Reportable Segments(1)

For the years ended September 30, 2006 and 2005 (in thousands)	Revenues	Earnings before income taxes
2006
Florida	$112,470	$7,502
Midwest	263,506	(13,870)
Nevada	171,455	42,143
Pacific Coast	290,406	68,620
Texas	323,887	15,066
Mortgage banking	8,222	3,633
Segment subtotal	1,169,946	123,094
Corporate and unallocated	2,120	(29,780)
	1,172,066	93,314
Homebuilding interest expense(2)		(32,899)
GAAP adjustment(3)		4,905
Consolidated total	$1,172,066	$65,320
2005
Florida	$116,951	$15,168
Midwest	280,859	25,035
Nevada	176,803	67,543
Pacific Coast	326,482	110,103
Texas	243,843	5,572
Mortgage banking	6,557	1,718
Segment subtotal	1,151,495	225,139
Corporate and unallocated	1,703	(39,233)
	1,153,198	185,906
Homebuilding interest expense(2)		(27,696)
GAAP adjustment(3)		(20,687)
Consolidated total	$1,153,198	$137,523

(1)      The above table presents financial information based on our internal measurement system, which is not in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Our internal measurement system is intended to establish accountabilities to continually improve business focus, motivate behavior and drive performance. We aggregate our homebuilding operating segments into five reportable segments and our mortgage banking operations into one reportable segment. Our homebuilding segments are engaged in the acquisition and development of land, and construction and sale of residential homes. Our mortgage banking segment originates mortgages, which are sold to third parties.

(2)      For internal measurement purposes, we measure our homebuilding operating results exclusive of any interest expense or other financing costs.

(3)      The GAAP adjustments to earnings before income taxes relate to: (a) timing differences of certain capitalizable indirect construction costs that are expensed as incurred in our internal measurement system, and (b) minority interest expense which is not included in our internal measurement system. In addition, the fiscal 2005 GAAP adjustment to earnings before income taxes includes compensation expense, which was not included in our internal measurement system, of $15.9 million related to stock options that were deemed to be variable awards.